Exhibit 10.9

CLEMENTIA PHARMACEUTICALS INC.

2017 OMNIBUS INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of Clementia Pharmaceuticals Inc. 2017 Omnibus Incentive Plan (the “Plan”) is to promote the interests of the Company and its shareholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors, by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

SECTION 2. DEFINITIONS

(a) Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Adjustment Event” has the meaning given in Section 4(e).

“Affiliate” means, (i) for purposes of Incentive Stock Options, any corporation that is a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(e) of the Code) of the Company, and (ii) for all other purposes, any corporation or other entity that (directly or indirectly) is controlled by, controlling or under common control with such person.

“Award” means any or a combination of the following: (i) Options, (ii) SARs, (iii) Restricted Stock, (iv) Unrestricted Stock, (v) Restricted Stock Units, (vi) Performance Awards, (vii) Deferred Share Units, (viii) Elective DSUs, and (ix) Awards, other than Awards described in the foregoing (i) through (viii) that are convertible into or otherwise based on Stock.

“Award Agreement” means an agreement between the Company and a Participant, setting out the terms and conditions relating to an Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Canadian Taxpayer” means a Participant liable to pay income taxes in Canada pursuant to the receipt of an Award under the Plan.

“Cause” means (a) in the case of any Participant who is party to (or in the case of Consultant, whose company or partnership is a party to) a written employment, service or severance-benefit agreement that contains a definition of “Cause”, the definition set forth in such agreement for so long as such agreement is in effect; (b) in the case of any Participant without such an agreement whose Service is not in the United States, the usual meaning of “cause” under the laws of the relevant jurisdiction applicable to the Participant and (c) in the case of any Participant without such an agreement whose employment or service is in the United States (i) the willful failure by the Participant to perform substantially his or her duties owed to the Company or of any of its Affiliates (other than due to physical or mental illness); (ii) the Participant’s engaging in willful or serious misconduct that has caused or could reasonably be expected to be injurious to the Company or any of its Affiliates in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries; (iii) the Participant’s breach of fiduciary duty or fraud with respect to the Company or any of its Affiliates; (iv) the Participant’s having been indicted for or convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony; (v) the breach by the Participant of any written covenant or agreement with the Company or any of its Affiliates not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any of its Affiliates or not to compete or interfere with the Company or any of its Affiliates; (vi) violation of any written policy, program or code of the Company or any of its Affiliates or (vii) the commission by the Participant of an act of fraud or embezzlement against the Company or any of its Affiliates. In addition, a Participant’s Service shall be deemed to have terminated for Cause if, after a Participant’s Service has terminated (for a reason other than Cause), facts and circumstances are discovered that would have justified a termination for Cause as determined by the Committee in its discretion.

“Change in Control” shall be deemed to have occurred upon any of the following events:

(i) any person (within the meaning of Section 3(a)(9) of the Exchange Act)), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), excluding (a) the Company, (b) any subsidiary of the Company, (c) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, together with all affiliates and associates (as such terms are used in Rule 12b-2 under the Exchange Act) of such person, directly or indirectly becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, or acquires control or direction directly or indirectly over, securities of the Company representing 50% or more of the total votes eligible to be voted for the election of directors or trustees (“Voting Power”) attached to the Company’s then outstanding securities;

(ii) within any 12-month period (not including any period prior to the date the Plan was initially adopted), individuals who constitute the Board at the beginning of such period and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition) whose election to the Board or nomination for election was approved by a majority of the directors then still in office who either (a) were directors at the beginning of the period or (b) whose election or nomination for election was previously so approved cease to constitute at least a majority of the Board or the board of directors of any successor to the Company;

(iii) the consummation of the merger, amalgamation, arrangement or consolidation of the Company with any other company; or

(iv) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets;

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provided however that notwithstanding clauses (i), (iii) or (iv) of this definition a Change in Control shall not be deemed to have occurred if immediately following the transaction described in clause (i), (iii) or (iv) of this definition: (A) the holders of voting securities of the Company that immediately prior to the consummation of such transaction represented more than 50% of the combined Voting Power including any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company in existence prior to the transaction hold (x) securities of the entity resulting from such transaction (the “Surviving Entity”) that represent more than 50% of the combined Voting Power of the then outstanding securities of the Surviving Entity, or (y) if applicable, securities of the entity that directly or indirectly has beneficial ownership of 100% of the securities eligible to elect directors or trustees of the Surviving Entity (the “Parent Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees of the Parent Entity, and (B) no person (as defined in clause (i) of this definition), including any group (as defined in clause (i) of this definition), excluding any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company in existence prior to the transaction, together with all affiliates and associates (as those terms are defined in clause (i) of this definition), is directly or indirectly the beneficial owner (as defined in clause (i) of this definition) of, or exercises control or direction directly or indirectly over, 50% or more of the voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) (any such transaction which satisfies all of the criteria specified in clauses (A) and (B) above being referred to as a “Non-Qualifying Transaction” and, following the Non-Qualifying Transaction, references in this definition of “Change in Control” to the “Company” shall mean and refer to the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and, if such entity is a company or a trust, references to the “Board” shall mean and refer to the board of directors or trustees, as applicable, of such entity).

Notwithstanding the foregoing definition of “Change in Control”, in any case where the occurrence of a Change in Control could affect the vesting of or payment under an Award subject to the requirements of Section 409A, to the extent required to comply with Section 409A, the term “Change in Control” shall mean an occurrence that both (i) satisfies the requirements set forth above in this definition and (ii) is a “change in control event” as that term is defined in the regulations under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time. In the event of any delegation described in Section 3(c), the term “Committee” shall include the person or persons so delegated to the extent of such delegation.

“Company” means Clementia Pharmaceuticals Inc. and any successor thereto.

“Consultant” means an individual consultant or a consultant entity, other than an Employee that:

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(a) is engaged to provide services on a bona fide basis to the Company or an Affiliate of the Company, other than services provided in relation to a distribution of securities of the Company or an Affiliate of the Company;

(b) provides the services under a written contract with the Company or an Affiliate of the Company; and

(c) spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate of the Company;

and includes, (1) for an individual consultant, (i) a company of which the individual consultant is an employee or shareholder; or (ii) a partnership of which the individual consultant is an employee or partner, and (2) for a consultant that is not an individual, an employee or director of the consultant, provided that the individual employee or director spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate of the Company;

“Covered Employee” means any “covered employee” as defined in Section 162(m)(3) of the Code.

“Date of Grant” means, for any Award, the date specified by the Committee at the time it grants the Award (which, for greater certainty, shall be no earlier than the date on which the Committee meets for the purpose of granting such Award) or if no such date is specified, the date upon which the Award was granted by the Committee.

“Deferred Amount” has the meaning set forth in Section 9(b).

“Deferred Share Unit” means a unit credited to a Participant’s Deferred Share Unit Account pursuant to Section 9.

“Deferred Share Unit Account” means an unfunded book-entry account maintained by the Committee to reflect Deferred Share Units granted to a Participant.

“Delay Period” has the meaning set forth in Section 14(o).

“Disability” except as provided below with respect to Incentive Stock Options or Awards subject to Section 409A, (i) in the case of any Participant who is party to an employment, service or severance-benefit agreement that contains a definition of “Disability,” the definition set forth in such agreement for so long as such agreement is in effect, and (ii) in the case of any other Participant, the Participant’s total and permanent disability, as determined by the Committee in its discretion, which may include consultation with a medical professional. In the case of any Incentive Stock Option, “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code and in the case of any award subject to Section 409A, “Disability” shall have the meaning set forth in Section 409A.

“Dividend Equivalent” means amounts paid in lieu of cash dividends or other cash distributions with respect to shares of Stock.

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“Elective Deferral” has the meaning set forth in Section 9(b)(i).

“Elective DSU” has the meaning set forth in Section 9(b).

“Elective DSU Account” means an unfunded book-entry account maintained by the Committee to reflect Elective DSUs granted to a Participant attributable to his or her Elective Deferrals.

“Eligible Bonus” means a cash bonus payable pursuant to one or more of the Company’s annual and long-term incentive bonus plans, subject to such exceptions as the Committee may determine prior to the deadline for any Elective Deferral that might be affected by such determination.

“Eligible Compensation” means, with respect to any Plan Year: (i) the base salary payable by the Employer to a Participant during the Plan Year, including, for the avoidance of doubt, base salary payable to a Participant for the final payroll period that includes the Participant’s Termination Service, in respect of services performed during the Plan Year, determined before reduction for deferrals under any qualified or nonqualified plan (including, without limitation, this Plan); (ii) in the case of Directors, annual retainers and/or meeting fees payable in the Plan Year in respect of services performed during the Plan Year; and (iii) to the extent provided by the Committee, other cash compensation payable in the Plan Year in respect of services performed during the Plan Year. For purposes of determining Eligible Compensation of a Participant for a Plan Year, compensation earned for services performed during the final payroll period containing the last day of such Participant’s taxable year will be credited under the Plan in a manner consistent with Treas. Regs. § 1.409A- 2(a)(13), to the extent applicable.

“Eligible Director” means a member of the Board who is not an Employee.

“Effective Date” means the date of adoption of this Plan by the Board.

“Employee” means any employee or officer of the Company or any of its Affiliates, other than an Eligible Director (as determined by the Committee in its sole discretion).

“Employer” means the Company and any of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means any “officer” within the meaning of Rule 16(a)-1(f) promulgated under the Exchange Act or any Covered Employee.

“Exempt Award” means a Performance Award intended to satisfy the performance-based compensation exception under Section 162(m).

“Fair Market Value” of a share of Stock on any date means, (i) prior to the initial public offering of the Stock and the Stock having been listed on a stock exchange in the United States or Canada, the fair market value of a share as determined by the Committee on such date, provided that no minority discount shall be applied; and (ii) subsequent to the initial public offering of the Stock and the Stock having been listed on a stock exchange in the United States

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or Canada, the reported closing price of the Stock on such exchange on such date, or, if no sale is so reported, the reported closing price of the Stock on such exchange on the immediately preceding day on which the Stock was traded prior to the Date of Grant.

“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code. Each Option granted pursuant to the Plan will be treated as providing by its terms that it is a Non-Statutory Stock Option, unless, as of the Date of Grant, it is expressly designated as an Incentive Stock Option.

“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

“Non-statutory Stock Option” means an Option that is not intended to be an Incentive Stock Option.

“Option” means an option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Participant” means an Employee or Eligible Director or a Consultant who is selected by the Committee to receive an Award under the Plan.

“Performance Award” means any Award that vests (in whole or in part) upon the achievement of specified Performance Goals.

“Performance Cycle” means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.

“Performance Goals” has the meaning set forth in Section 6(b).

“Permitted Assigns” has the meaning assigned to that term in section 2.22 of Regulation 45-106 respecting Prospectus Exemptions (Quebec), as amended from time to time.

“Plan Year” means the calendar year.

“Restriction Period” means the period of time selected by the Committee during which Restricted Stock, Restricted Stock Units or Deferred Share Units, as the case may be, are subject to forfeiture, repurchase by the Company and/or restrictions on transfer pursuant to the terms of the Plan.

“Restricted Stock” means shares of Stock subject to restrictions requiring that it be forfeited, redelivered, or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit” means a Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock, is subject to the satisfaction of specified performance or other vesting conditions.

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“Retirement” means, unless another definition is incorporated into the applicable Award Agreement, a termination of the Participant’s Service at or after the time Participant reaches age 65; provided, however, that if a Participant is a party to an employment, service or individual severance agreement with an Employer that defines the term “Retirement” then, with respect to any Award made to such Participant, “Retirement” shall have the meaning set forth in such employment, service or severance agreement.

“Section 162(m)” means Section 162(m) of the Code and the applicable rules, regulations and guidance promulgated thereunder.

“Section 409A” means Section 409A of the Code and the applicable rules, regulations and guidance promulgated thereunder.

“Service” means, with respect to Employees, employment with or service to the Company and its Affiliates or, with respect to Eligible Directors, service on the Board.

“Service Award” means an Award that is not a Performance Award.

“Stock” means the common shares of the Company.

“Stock Appreciation Right” or “SAR” means a right entitling the holder upon exercise to receive an amount payable in cash or shares of Stock of equivalent value, equal to product of (i) the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the base value (which shall be no less than the fair market value of the Stock on the Date of Grant) fixed by the Committee on the Date of Grant, multiplied by (ii) the number of shares of Stock underlying the Stock Appreciation Right.

“Stock Unit” means an unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Termination for Business Reasons” means termination of employment or service by the Participant as a result of (i) the Employer or New Employer requiring the Participant to work in an office which is more than 50 kilometers from the location of the Employer’s current principal executive office or the location where the Participant is employed or otherwise provides services immediately prior to such termination (subject to such reasonable travel as the performance of Participant’s duties and the business of the Employer may require), or (ii) a material diminution in Participant’s compensation or duties.

“Termination of Service” means with respect to an Eligible Director, the date upon which such Eligible Director ceases to be a member of the Board or otherwise ceases to provide Services to the Company, with respect to a Consultant, the date the individual Consultant (or the individual Consultant’s company or partnership) ceases to provide Services to the Company, and with respect to an Employee, the date the Participant ceases to be an Employee, including, with respect to the provisions of Section 9 applicable to a Canadian Taxpayer, due to a Termination for Business Reasons, which causes the Employee to cease to provide Services to the Company; provided, however, that (a) with respect to any Award providing for the payment of any amounts considered “nonqualified deferred compensation” under Section 409A, to the extent applicable, upon or following a Termination of Service (i) a Termination of Service shall not be

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deemed to have occurred for purposes of any provision of this Plan or the applicable Award Agreement unless such termination is also a “separation from service” within the meaning of Section 409A (after giving effect to the presumptions contained therein) and, (ii) for purposes of this Plan and any Award Agreement references to a “Termination of Service”, “termination”, “termination of employment” or like terms shall mean a “separation from service”, and (b) in the case of a Canadian Taxpayer, the date a Termination of Service occurs is the date designated by the Employer on which an Employee ceases to be an employee of the Employer, provided that in the case of Termination of Service due to the voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given, and the date a Termination Service occurs specifically does not include any period of reasonable notice that the Employer may be required by law to provide to the Participant.

“Unrestricted Stock” means Stock not subject to any restrictions under the terms of the Award.

As used in the Plan, the terms “vest”, “vesting” or “to vest”, means, with respect to Awards requiring exercise, to become exercisable, and with respect to Awards subject to a Restriction Period, the lapsing of the Restriction Period.

(b) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

(c) Control. In this Plan, a Person is considered to be “Controlled” by a Person if:

(i) in the case of a Person,

(A) voting securities of the first mentioned Person carrying more than 50% of the votes for the election of directors are held, directly or indirectly, otherwise than by way of security only, by or for the benefit of the other Person; and

(B) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first mentioned Person;

(ii) in the case of a partnership that does not have directors, other than a limited partnership, the second mentioned Person holds more than 50% of the interests in the partnership; or

(iii) in the case of a limited partnership, the general partner is the second mentioned Person.

SECTION 3. POWERS OF THE COMMITTEE

(a) Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to (i) determine the Employees, Eligible Directors and Consultants, if any, to whom Awards shall be granted; (ii) determine the type or types of Awards to be granted; (iii) determine the form of settlement of Awards (whether

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in cash, shares of Stock or other property); (iv) determine, modify or waive the terms and conditions of any and all Awards including, without limitation, the number of shares of Stock subject to an Award, the time or times at which Awards shall be granted, the time or times at which an Award will vest or become exercisable, the terms on which an Award will remain exercisable and the terms and conditions of applicable Award Agreements. Without limiting the foregoing, the Committee may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act or to qualify as performance-based compensation under Section 162(m) of the Code, as applicable, be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Administration. The Plan shall be administered by the Committee. Notwithstanding the foregoing, upon recommendation of the Committee, the Board shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award Agreement, and to otherwise do all things necessary or appropriate to carry out the purposes of the Plan. The Board’s decisions shall be binding upon all persons, including the Company, shareholders, Employers and each Employee, Consultant, Director, and Participant or the Participant’s estate, and shall be given deference in any proceeding with respect thereto.

(c) Delegation by the Committee. The Committee with approval of the Board, may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements, including Award Agreements, or other documents on its behalf.

(d) Restrictive Covenants and Other Restrictions. The Committee may cancel, rescind, withhold or otherwise limit or restrict any Award to a Participant at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant breaches any agreement with the Company and/or one or more Affiliates with respect to non-competition, non-solicitation of employees and customers or non-disclosure of confidential information. The Committee may, to the extent permitted by law, require that the Participant disgorge any payments, profit, gain or other benefit received in respect of the Award in such circumstances. Without limiting the generality of the foregoing, the Committee may recover Awards and payments under or profit, gain or other benefit received in respect, of any Award in accordance with the Company’s clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by

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applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act.

(e) Sub-plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, tax or other applicable laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Board’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Board).

SECTION 4. MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) Number. Subject to adjustment as provided in Section 4(e), the maximum number of shares of Stock that are available for issuance under Awards shall be 2,339,176 shares of Stock. Notwithstanding the foregoing, the maximum number of shares of Stock that may be issued in respect of Incentive Stock Options shall not exceed the total number of shares available under the Plan. The number of shares reserved for issuance under the Plan will automatically increase by an annual amount to be added the first day of each year, beginning January 1, 2018 and continuing until, and including, the fiscal year ending December 31, 2027, equal to the lower of 4% of the number of shares Stock outstanding as of December 31 of the prior calendar year and an amount determined by our Board. Shares of Stock issued under the Plan may be shares held in treasury or authorized but unissued shares of the Company not reserved for any other purpose. No fractional shares of Stock will be issued under the Plan; it being understood that the number of shares of Stock to be issued, if any, with respect to any Award shall be rounded down to the nearest whole number and no compensation shall be payable for the resulting loss of any fractional share.

(b) Canceled, Terminated, or Forfeited Awards; Tandem Awards; etc. Shares of Stock subject to an Award that for any reason expires without having been exercised, is cancelled, forfeited or terminated or otherwise is settled without the issuance of any Stock shall again be available for grant under the Plan. The grant of a tandem Award of an Option and a SAR pursuant to Section 8(e), shall reduce the number of shares of Stock available for Awards under the Plan by the number of shares subject to the related Option (and not as to both awards). To the extent consistent with applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares of Stock available for Awards under the Plan set forth in Section 4(a).

(c) Section 162(m) Limits. The aggregate number of shares of Stock underlying all Awards (including, for the avoidance of doubt, Options, SARs, Restricted Stock, Unrestricted Stock, Restricted Stock Units, Performance Awards, Deferred Share Units, Elective DSUs, and any other Awards that are convertible into or otherwise based on Stock) granted to any Participant in any calendar year may not exceed 1,199,000 shares. In applying the foregoing limit, (A) all Awards granted to the same person in the same calendar year will be aggregated and made subject to one limit; (B) with respect to Options and SARs the limitation applies to the

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number of shares of Stock subject to those Awards; and (C) with respect to Awards other than Stock Options or SARs, the limitation applies to the number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under the Award or Awards assuming a maximum payout. The foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of Exempt Awards.

(d) Eligible Director Limits. Notwithstanding any other provision of the Plan to the contrary, including Section 4(c), a Participant who is an Eligible Director, in any calendar year, may not receive (a) initial Awards with respect to the greater of (i) an aggregate of 35,970 shares of Stock, or (ii) $300,000 in aggregate Date of Grant fair value (computed as of Date of Grant in accordance with applicable financial accounting rules), and (b) annual Awards with respect to the greater of (i) an aggregate of 23,980 shares of Stock, or (ii) $200,000 in aggregate Date of Grant fair value (computed as of Date of grant in accordance with applicable financial accounting rules), provided, however, that the aggregate number of shares of Stock issuable under outstanding Awards to Eligible Directors, at any time, shall not exceed one (1%) percent of the issued and outstanding shares of Stock. The foregoing limits shall not apply to any Award or shares of Stock granted pursuant to an Eligible Director’s election to receive shares of Stock in lieu of cash fees.

(e) Adjustment in Capitalization. The number and kind of shares of Stock available for issuance under the Plan, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options, the maximum number of shares that may be issued under Awards pursuant to Section 4(c) and Section 4(d) and the number, class, exercise price (or base value), Performance Goals and any other affected terms of any outstanding Award shall be adjusted by the Board to reflect any extraordinary dividend, stock dividend, stock split or share combination (including a reverse stock split) or any recapitalization, business combination, amalgamation, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Stock (any such transaction or event, an “Adjustment Event”) in such manner as it determines in its sole discretion; it being understood that any adjustment to Performance Goals applicable to Exempt Awards will be subject to the applicable provisions in Section 6(b)(ii). The Committee may also make adjustments of the type described in the preceding sentence to take into account events other than Adjustment Events and other distributions to stockholders if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of Incentive Stock Options under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(f) Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors in accordance with the NASDAQ Global Market listing requirements or (ii) resulting from an Adjustment Event or a Change in Control, the Committee may not, whether through amendment or otherwise, (A) amend the terms of outstanding Options or SARs to reduce the exercise price or base value so that it is less than the exercise price or base value of the original Option or SAR or (B) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price or base value that is less than the exercise or base value of the original Options or SARs.

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SECTION 5. ELIGIBILITY

(a) General. The Committee will select Participants from among key Employees and Eligible Directors who, in the opinion of the Committee, have the capacity to contribute to the success of the Company and its Affiliates.

(b) Options and SARs Granted to U.S. Taxpayers. Notwithstanding anything to the contrary in this Plan regarding eligibility for Awards hereunder, (i) eligibility for Non-statutory Stock Options or SARs granted to Participants who are U.S. taxpayers is limited to individuals described in Section 5(a) providing direct services on the Date of Grant of the Non-statutory Stock Option or SAR, as applicable, to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E), and (ii) eligibility for Incentive Stock Options granted to Participants who are U.S. taxpayers is limited to employees of the Company and of any corporation that is a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(e) of the Code) with respect to the Company.

(c) Prohibition on Becoming an Independent Contractor. Following a cessation of employment with the Company and all of its Affiliates, a Participant who is a U.S. Taxpayer who is subject to the Canadian Tax Rules is prohibited from providing services to the Company and any of its Affiliates as an independent contractor for a period that does not end before December of the calendar year that begins after cessation of employment.

SECTION 6. PERFORMANCE AWARDS

(a) Generally. Performance Awards shall be evidenced by an Award Agreement that shall specify (i) the Date of Grant, (ii) the number of shares of Stock subject to the Award, (iii) the Performance Goals applicable thereto, (iv) the Performance Cycle over which the Performance Goals will be measured, and (v) such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No dividends shall be paid on unearned Performance Shares. The Committee in its discretion may grant Performance Awards that are intended to be Exempt Awards and Awards that are not intended to qualify for the performance-based compensation exception under Section 162(m).

(b) Performance Goals.

(i) Performance Goals Defined. Performance Goals shall mean criteria specified by the Committee, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition to the grant, vesting, settlement or payment of an Award. A Performance Goal and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant or Participants on an individual basis, one or more business units or divisions, subsidiaries, products, projects or geographic locations, or combinations thereof or the Company as a whole. In the case of Exempt Awards, a Performance Goal shall mean an objectively determinable measure or objectively determinable measures of performance relating to any, or any combination, of the following (measured either in absolute terms or relative to the performance of one or more similarly situated companies or a published

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index covering the performance of a number of companies and determined either on a consolidated basis or, as the context permits, with respect to one or more business units, divisions, subsidiaries, products, projects or geographic locations, or on combinations thereof): stockholder return; sales; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; operating earnings; one or more operating ratios; operating income or profit, including on an after-tax basis; net earnings; net income; income; earnings per share; revenues; stock price; economic value added; cash flow; expenses; capital expenditures; working capital levels; borrowing levels, leverage ratios or credit rating; gross profit; market share; workplace safety goals; workforce satisfaction and diversity goals; employee retention; completion of key projects; implementation and achievement of synergy targets; joint ventures and strategic alliances, licenses or collaborations; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); spin-offs, split- ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity); or refinancings. When establishing Performance Goals for a Performance Cycle, the Committee may exclude any or all “extraordinary items” as determined under International Financial Reporting Standards (IFRS) and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with closures and restructurings of the Company or any Employer, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchase, other unusual or non-recurring items, and the cumulative effects of accounting changes.

(ii) Adjustments to Performance Goals. Except in the case of Exempt Awards, the Committee may adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant). In the case of Exempt Awards, to the extent consistent with Section 162(m), the Committee may provide that one or more Performance Goals applicable to an Exempt Award will be adjusted in an objectively determinable manner to reflect events occurring during the Performance Cycle that affect the applicable Performance Goal or Performance Goals.

(c) Special Rules Applicable to Exempt Awards. With respect to each Exempt Award, the Committee must establish Performance Goal or Performance Goals and the Performance Cycle over which the Performance Goals will be measured in writing no later than the 90 days after the Performance Cycle begins (or by such other date as may be required to qualify the Award as performance-based compensation under Section 162(m) of the Code), but not later than the date on which 25% of the performance period has lapsed and, prior to the event or occurrence (grant, vesting, settlement or payment, as the case may be) that is conditioned on the attainment of such Performance Goal or Performance Goals, will certify in writing whether it or they have been attained. The preceding sentence will not apply to an Award eligible (as determined by the Committee) for exemption from the limitations of Section 162(m) by reason of the post-initial public offering transition relief in Section 1.162-27(f) of the Treasury Regulations.

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(d) Negative Discretion. Notwithstanding anything in this Section 6 to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under a Performance Award based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under the Plan.

(e) Affirmative Discretion. The Committee shall have the right, in its discretion, to determine that the actual amount payable under a Performance Award other than an Exempt Award may be more than the amount indicated by the level of achievement of the applicable Performance Goal or Performance Goals under the Award (subject to the maximum amount payable previously established by the Committee and subject to Section 4(c) and Section 4(d)), based on individual performance or any other criteria that the Committee deems appropriate. In each case, the Committee’s discretionary determination, which may affect different Awards differently, will be binding on all parties.

(f) Settlement of Performance Awards. No Performance Awards shall be earned unless and until the Committee has determined that the applicable Performance Goal or Performance Goals have been attained and, to the extent required with respect to Exempt Awards, has certified attainment of such Performance Goals pursuant to Section 6(c). Unless otherwise provided by the Committee, promptly following the Committee’s determination (and certification, if applicable) that a Performance Award has been earned in accordance with the preceding sentence, and in any event no later than sixty (60) days following the date of such determination (and certification, if applicable), the Company will (i) issue and deliver to the Participant the number of shares of Stock underlying the Performance Award to the extent so earned less, if applicable, the number of shares necessary to cover for applicable taxes to be withheld at source with regards to the settlement of said Performance Award (but not in excess of the minimum withholding required by law); and (ii) with respect to such shares so delivered, enter the Participant’s name on the books of the Company as the shareholder of record with respect to the shares so delivered to the Participant. Notwithstanding this Section 6(f), if the Participant is resident or employed outside of the United States, the Company, in its sole discretion, and in any event no longer than sixty (60) days following the date of such determination and certification, if applicable, may provide for settlement of the Performance Shares in the form of (i) a cash payment to the extent settlement in shares (1) is prohibited under local law, (2) would require the Participant, the Company or an Affiliate to obtain the approval of any governmental or regulatory body in the Participant’s country of residence (or country of employment, if different), (3) would result in adverse tax consequences for the Participant, the Company or an Affiliate or (4) is administratively burdensome; or (ii) shares, but require the Participant to sell such shares immediately or within a specified period following the Participant’s Termination of Service to comply with local law, rules and/or regulations (in which case, the Participant hereby agrees that the Company shall have the authority to issue sale instructions in relation to such shares on the Participant’s behalf).

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SECTION 7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Generally. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the Date of Grant, (ii) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (iii) the Restriction Period(s) applicable to the Award (which, in the case of a Canadian Taxpayer, shall not exceed December 31 of the third calendar year following the year of service for which the Restricted Stock Unit was granted), and (iv) such other terms and conditions, including rights to dividends or Dividend Equivalents, if any, not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Awards.

(b) Settlement of Restricted Stock and Restricted Stock Units. At the expiration of the Restriction Period applicable to any Award of Restricted Stock, the Company shall remove the restrictions applicable to the bookkeeping entry evidencing such Restricted Stock, and shall evidence the issuance of such shares free of any restrictions imposed under the Plan, which may include the delivery of certificates representing such shares free and clear of any previously-applicable legends. Following the expiration of the Restriction Period for any Restricted Stock Units, which in the case of Canadian Taxpayers shall in no event be later than December 31 of the third calendar year following the year of service for which the Restricted Stock Unit was granted, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination thereof, less, if applicable, any amount or, in the case of settlement in shares, the number of shares necessary to cover applicable taxes to be withheld at source for such settlement of Restricted Stock and Restricted Stock Units (but not in excess of the minimum withholding required by law).

SECTION 8. OPTIONS AND SARS

(a) Generally. Each Option and SAR shall be evidenced by an Award Agreement that shall specify (i) the Date of Grant, (ii) the exercise price or base value, as applicable, (iii) the duration of the Option or SAR (which in no event shall be later than seven years from the Date of Grant in the case of a Participant who is a Canadian Taxpayer), (iv) the number of shares of Stock underlying the Option or SAR, (v) the time or times upon which the Option or SAR or any portion thereof shall become vested (which in no event shall be later than seven years from the Date of Grant in the case of a Participant who is a Canadian Taxpayer), and (vi) such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

(b) Exercise Price and Base Value. The Committee shall establish the exercise price or base value, as applicable, at the time each Option or SAR is granted, which shall not be less than 100% of the Fair Market Value of a share of Stock on the Date of Grant (or 110% of the Fair Market Value of a Share on the Date of Grant in the case of an Incentive Stock Option granted to a 10% shareholder within the meaning of Section 422(b)(6)).

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(c) Term. No Option or SAR shall be exercisable on or after the seventh anniversary of its Date of Grant, provided, however, if a Participant still holding an outstanding but unexercised Non-statutory Stock Option or SAR ten (10) years from the Date of Grant (or, in the case of a Non-statutory Stock Option or SAR with a maximum term of less than ten (10) years, such maximum term) is prohibited by applicable law or a written policy of the Company applicable to similarly situated employees from engaging in any open-market sales of Stock, and if at such time the Stock is publicly traded (as determined by the Committee), the maximum term of such Award will instead be deemed to expire on the thirtieth (30th) day following the date the Participant is no longer prohibited from engaging in such open market sales.

(d) Payment of Exercise Price and Settlement of Award.

(i) Options. No Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made, to the extent permitted by the Committee and legally permissible, through any of the following methods: (i) in cash or its equivalent, (ii) through an arrangement with a broker approved by the Company (or through an arrangement directly with the Company) whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock deliverable upon the exercise of the Option, (iii) through the surrender for cancellation of a portion of the Options with an aggregate value equal to the aggregate exercise price payable to exercise the remainder of the Option, or (iv) by a combination of the foregoing methods, provided that the combined value of all cash and cash equivalents, valued as of the date of such tender, is at least equal to the aggregate exercise price of the Options being exercised, less, if applicable, the number of shares necessary to cover for applicable taxes to be withheld at source with regards to the settlement of said Option (but not in excess of the minimum withholding required by law). The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

(ii) SARs. Upon exercise of a SAR, the Participant shall be entitled to receive payment in the form, as determined by the Committee, of cash or shares of Stock having a Fair Market Value equal to such cash amount, or a combination thereof, determined by multiplying:

(A) any increase in the Fair Market Value of one share of Stock on the exercise date over the (1) base value as determined under Section 8(b) or (2) with respect to a Canadian Taxpayer, the Fair Market Value of one share of Stock on the date immediately following the date of the grant, by

(B) the number of shares of Stock with respect to which the SAR is exercised,

less, if applicable, the number of shares necessary to cover for applicable taxes to be withheld at source with regards to the settlement of said SAR (but not in excess of the minimum withholding required by law).

(e) Tandem Awards. A SAR granted in tandem with an Option shall become vested and exercisable on the same date or dates as the Option with which such SAR is associated vests and becomes exercisable. A SAR that is granted in tandem with an Option may only be

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exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Stock, and may be exercised only with respect to the shares of Stock for which the related Option is then exercisable.

SECTION 9. DEFERRED SHARE UNITS AND ELECTIVE DSUS

(a) Deferred Share Units, Generally. Deferred Share Units may be granted to Participants at such time or times as shall be determined by the Committee without regard to any election by a Participant to defer receipt of any compensation or bonus amount payable to him or her. Each Award of Deferred Share Units shall be evidenced by an Award Agreement that shall specify (i) Date of Grant, (ii) the number of shares of Stock to which the Deferred Share Units pertain, and (iii) such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Upon the grant of Deferred Share Units, a Participant’s Deferred Share Unit Account shall be credited with the number of Deferred Share Units awarded to the Participant.

(b) Elective DSUs. The Committee may select, at the time or times as it determines, from those individuals eligible to participate in the Plan pursuant to Section 5, those individuals who are eligible to receive Elective DSU (as defined below). Subject to the provisions in this Section 9(b) and such other terms and conditions as the Committee shall determine as are necessary to comply with Section 409A, to the extent applicable, such a Participant shall be eligible to elect to defer receipt of all or a portion of his or her Eligible Compensation and/or Eligible Bonus for a Plan Year (the “Deferred Amount”) and in lieu thereof receive an Award of a number of units (“Elective DSUs”) equal to the greatest whole number which may be obtained by dividing (i) the Deferred Amount, by (ii) the Fair Market Value of one share of Stock on the date of payment of such Deferred Amount. Upon the grant of Elective DSUs, a Participant’s Elective DSU Account shall be credited with the number of Elective DSUs so awarded to such Participant.

(i) A Participant who is eligible under Section (9)(b) to receive an Award of Elective DSUs may elect to defer Eligible Compensation and Eligible Bonuses (any such deferral accomplished in accordance with this Section 9(b), an “Elective Deferral”) by making a timely written election in accordance with this 9(b). Each such election shall become irrevocable not later than the applicable election deadline. The Committee shall establish the applicable election deadline for a deferral election, which deadline shall in no event be later than (except as provided in Section 9(b)(ii) below) the time set forth below:

(A) with respect to Eligible Compensation or Eligible Bonuses other than those described in subsection (B) below, the last day of the calendar year preceding the calendar year in which any services relating to the deferred Eligible Compensation or deferred Eligible Bonuses, as the case may be, are to be performed; and

(B) with respect to an Eligible Bonus, if in the Committee’s determination, the Eligible Bonus will qualify under Section 409A as “performance-based compensation” that has not yet become readily ascertainable, the date that is six (6) months before the end of the performance period, but only if the Participant has been in

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continuous employment with the Employer since the later of the beginning of the performance period or the date the performance criteria are established and through the date the election is made, provided, however, that in no event may an election to defer such Eligible Bonus be made after such compensation has become readily ascertainable.

In order to receive an Elective DSU for any Plan Year, a Participant must make an affirmative written election pursuant to this Section 9(b)(i) (or Section 9(b) (ii), if applicable) in respect of such Plan Year by the applicable election deadline for such Plan Year; provided, however, that (1) the Committee may permit a Participant or Participants to make an affirmative election in writing that remains in effect for such Plan Year and future Plan Years, unless changed or revoked prior to the applicable election deadline for the relevant Plan Year, in accordance with such rules and procedures as the Committee may establish from time to time and consistent, in the Committee’s judgment, with the requirements of Section 409A, to the extent applicable, and (2) an election that is in effect for a Plan Year with respect to the Eligible Compensation of a Participant who has a Termination of Service during such year shall be deemed to apply to any amounts described in clause (i) of the definition of Eligible Compensation that are payable for the last pay period that includes such Termination of Service. Notwithstanding the foregoing, a deferral election made by a Participant who is an Eligible Director for a Plan Year shall apply to Eligible Compensation payable with respect to services performed in any portion of such Plan Year, and any portion of the Plan Year that immediately follows such Plan Year, as may be determined in a manner consistent, in the Committee’s judgment, with the requirements of Section 409A.

(ii) Notwithstanding Section 9(b)(i) above, a Participant who first becomes eligible to receive Elective DSUs pursuant to this Section 9(b) after the beginning of a calendar year may, if permitted by the Committee, elect to defer Eligible Compensation or Eligible Bonuses for the remainder of such calendar year by executing an irrevocable deferral election (on a form prescribed by the Committee) with respect to his or her Eligible Compensation and/or Eligible Bonuses in respect of services to be performed following such election, provided that such election is submitted to the Company by the election deadline established by the Committee, which shall be no later than the date that is 30 days after the date the Participant first becomes eligible to receive such Elective DSUs pursuant to Section 9(b). The amount that such a Participant may defer under this Section 9(b)(ii) with respect to Eligible Bonuses based on a specified performance period may not exceed an amount equal to the total amount of the Eligible Bonuses for the applicable performance period multiplied by the ratio of the number of days remaining in the performance period after the effective date of the election over the total number of days in the performance period applicable to the Eligible Bonuses. A Participant who already participates or is eligible to participate in (including, except to the extent otherwise provided in Section 1.409A-2(a)(7) of the Treasury Regulations, an individual who has any entitlement, vested or unvested, to payments under) any other nonqualified deferred compensation plan that would be required to be aggregated with the nonqualified deferred compensation under this Plan for purposes of Section 1.409A-1(c)(2) of the Treasury Regulations, to the extent applicable, shall not be treated as eligible for the mid-year election rules of this Section 9(b)(ii) with respect to the Plan, even if he or she had never previously been eligible to receive Elective DSUs under this Plan itself. For the avoidance of doubt, nothing in this Section 9(b) shall limit the availability of an election under Section 9(b)(i) to the extent consistent with the requirements of Section 409A, to the extent applicable.

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(c) Vesting. Except with respect to Elective DSUs and any Dividend Equivalents credited with respect thereto, which shall at all times be fully vested and non-forfeitable, unless the Committee provides otherwise in the applicable Award Agreement, Deferred Share Units shall be subject to a Restriction Period that shall lapse (i) in the case of Deferred Share Units that vest solely based on the passage of time, in approximately four equal installments on the first through fourth anniversaries of the Date of Grant, (ii) in the case of Deferred Share Units granted as Performance Awards in accordance with Section 6, three years after the Date of Grant, but only to the extent the applicable Performance Goals have been achieved, and (iii) in the case of all Deferred Share Units, upon a Change in Control, in each case, in accordance with the terms set forth in the Participant’s Award Agreement and subject to the Participant’s continued Service on each applicable vesting date.

(d) Settlement. Subject to Section 14(o), vested amounts payable under a Participant’s Deferred Share Unit Account and amounts payable under a Participant’s Elective DSU Account, as applicable, shall be paid or delivered only upon a Termination of Service of such Participant (including due to death) and shall be paid (i) in the case of a Participant who is a Canadian Taxpayer, no later than December 31 of the first calendar year commencing after the year in which such Termination of Service occurs, or (ii) in the case of a Participant who is a U.S. taxpayer, on a date determined by the Committee in its sole discretion, which in all cases shall be within 75 days following the date of such Termination of Service, it being understood that the Participant shall have no right to designate the taxable year of the payment. Upon such settlement, in the Committee’s discretion, the Participant shall receive for each Elective DSU or vested Deferred Share Unit, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination thereof, less, if applicable, the number of shares necessary to cover for applicable taxes to be withheld at source with regards to the settlement of said DSU (but not in excess of the minimum withholding required by law).

(e) Rights as a Stockholder. With respect to an Award of Deferred Share Units or Elective DSUs, to the extent the Committee provides in an Award Agreement that Dividend Equivalents will be credited to the Participant’s Deferred Share Unit Account or Elective DSU Account, as applicable, (i) any cash dividends or distributions credited to the Participant’s Deferred Share Unit Account or Elective DSU Account, as applicable, shall be deemed to have been invested on the record date established for the related dividend or distribution in a number of additional Deferred Share Units determined in accordance with Section 10(a), and (ii) if any such dividends or distributions are paid in shares of Stock or other securities, such shares and other securities shall be subject to the same vesting, performance and other restrictions as apply to the Deferred Share Units or Elective DSUs to which they relate. A Participant (or, if applicable, his or her estate) shall not be considered the owner of any shares of Stock underlying Deferred Share Units or Elective DSUs granted to such Participant and shall not have any rights as a stockholder in respect of Deferred Share Units or Elective DSUs (including, without limitation, the right to vote on any matter submitted to the Company’s stockholders) until such time as the shares of Stock, if any, have been issued to such Participant (or his or her estate) under such Award of Deferred Share Units or Elective DSUs.

(f) Compliance with Canadian Tax Laws. In the case of a Participant who is a U.S. taxpayer, if payment or settlement of the Participant’s Deferred Share Unit Account or Elective

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DSU Account otherwise would be required to be made pursuant to the Canadian tax laws at a time when payment is not permitted to be made in accordance with the Code, then notwithstanding any other provision of this Section 9, such payment shall be made to a trustee to be held in trust for the benefit of the U.S. taxpayer in a manner that causes the payment to be included in the U.S. taxpayer’s income under the Code and does not violate the Canadian tax rules, provided, however, that if the Committee determines that such payment would not comply with the requirements of the Code, then the Committee shall direct that such payment be paid in such manner and/or at such time that so complies with the requirements of the Code to the extent reasonably possible.

SECTION 10. DIVIDEND EQUIVALENTS; OTHER AWARDS

(a) Dividend Equivalents. The Committee may provide for the payment of Dividend Equivalents (on terms and subject to conditions established by the Committee) with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to Dividend Equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A to the extent applicable. With respect to any Award, the amount of any Dividend Equivalents to be paid, if any, to the Participant shall equal the product of the amount of the dividend declared and paid per share of Stock multiplied by the number of shares underlying the Award held by the Participant on the record date for the payment of such dividend. Dividend Equivalents payable to a Participant shall be subject to and vest and be paid in accordance with the terms of the Award to which they relate. The foregoing does not obligate the Company to declare or pay dividends on shares of Stock and nothing in this Plan shall be interpreted as creating such an obligation.

(b) Other Awards. The Committee may grant Unrestricted Stock, Stock Units and other Awards that are convertible into or otherwise based on Stock, including, but not limited to, in satisfaction of obligations of the Company or any of its Affiliate under another compensatory plan, program or arrangement. All such Awards shall be evidenced by an Award Agreement that shall specify the terms and conditions applicable thereto (which need not be uniform in application to all (or any class of) Participants), including the effect of a Termination of Service upon the rights of a Participant in respect of such Award.

SECTION 11. TERMINATION OF SERVICE

Unless otherwise set forth in an Award Agreement or as otherwise determined by the Committee (including, without limitation, in connection with a Change in Control) and subject in all cases to Section 14(o), the following rules shall apply to outstanding Awards upon a Participant’s Termination of Service.

(a) Termination Due to Death. If a Participant’s Service terminates due to the Participant’s death:

(i) With respect to each Performance Award, the Participant’s estate shall be entitled to a distribution of, and such Performance Award shall be deemed immediately vested to

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the extent of, the same number of shares of Stock or value underlying the Performance Award(without pro-ration) that would have been payable for the applicable Performance Cycle had the Participant’s Service continued until the end of the applicable Performance Cycle as if the applicable Performance Goals had been achieved at the target level of performance. Any cash payable or Stock issuable in respect of such Performance Awards shall be paid on the earlier of (x) the date the Performance Award would have been paid had the Participant remained in Service through the original payment date and (y) January 31 of the year following the Participant’s death.

(ii) All Service Awards shall immediately vest.

(iii) All Service Awards (other than Options and SARs) shall be paid as soon as practicable after the Company has received notice in writing of such death, provided, however, that such payment must be made before December 31st of the year following the year of death of a Canadian Taxpayer in respect to his or her Deferred Share Unit and Elected DSU.

(iv) All Options and SARs shall remain outstanding and exercisable until the first anniversary of the date of death or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.

(b) Termination Due to Disability. If a Participant’s Service terminates due to the Participant’s Disability:

(i) With respect to each Performance Award, the Participant or his or her legal representative, if applicable, shall be entitled to a distribution of, and such Performance Award shall be deemed vested to the extent of, the same number of shares of Stock or value underlying such Performance Award (without pro-ration) that would have been payable with respect to such Performance Award for the applicable Performance Cycle had the Participant’s Service continued until the end of the applicable Performance Cycle, subject to satisfaction of the applicable Performance Goals. Any cash payable or Stock issuable in respect of such Performance Awards shall be paid at the same time as the Awards are paid to other Participants (or at such earlier time as the Committee may permit).

(ii) All Service Awards shall immediately vest.

(iii) All Service Awards (other than Options and SARs) shall be paid on the earlier of (x) the date the Award would have been paid had the Participant remained in Service through the original payment date and (y) January 31 of the year following the Participant’s date of termination due to Disability.

(iv) All Options and SARs shall remain outstanding and exercisable until the first anniversary of the date of termination or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.

(c) Retirement. If a Participant’s Service terminates due to the Participant’s Retirement,

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(i) With respect to each Performance Award, the Participant shall be entitled to a distribution of, and such Performance Award shall be deemed vested to the extent of, the number of shares of Stock or value underlying the Performance Award that would have been payable for the applicable Performance Cycle had the Participant’s Service continued until the end of the applicable Performance Cycle, subject to satisfaction of the applicable Performance Goals, multiplied by a fraction, the numerator of which is the number of days that have elapsed from the commencement of the Performance Cycle through the date of the Participant’s Retirement and the denominator of which is the number of days in the Performance Cycle, and the remainder of each such Performance Award shall be immediately cancelled and forfeited for no consideration as of the date of such Retirement. Any cash payable or Stock issuable in respect of such Performance Awards shall be paid at the same time as the Performance Awards are paid to other Participants (or at such earlier time as the Committee may permit).

(ii) Service Awards shall be deemed vested to the extent of the number of shares of Stock underlying such Service Award multiplied by a fraction, the numerator of which is the number of days elapsed from the Date of Grant of the Service Award through the date of the Participant’s Retirement and the denominator of which is the number of days from the Date of Grant of the Service Award through the date such Service Award would have vested had the Participant’s Service continued through the original service period, and the remainder of each such Award shall be cancelled and forfeited for no consideration as of the date of such Retirement.

(iii) Service Awards (other than Options and SARs), to the extent vested (including by reason of Section 11(c)(ii)), shall be paid on the earlier of (x) the date the Service Award would have been paid (or the Restricted Period would have lapsed) had the Participant remained in Service through the original payment date and (y) January 31 of the year following the year of the Participant’s Retirement. All vested Options and SARs shall remain outstanding until the first anniversary of the date of the Participant’s Retirement or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate. To the extent any such Options are Incentive Stock Options, the exercise of such Options after the three-month period following the Participant’s Retirement shall be treated as the exercise of a Non-Statutory Option. The Committee may condition the vesting, distribution, exercise or continuation of such Awards following Retirement on the Participant’s refraining from engaging in conduct that is detrimental to the Company (including, without limitation, competing with the Company or soliciting employees or customers of the Company) following Retirement.

(d) Termination for Cause. If a Participant’s Service is terminated by the Company or any of its Affiliates for Cause, all Options and SARs, whether vested or unvested, and all other Awards that are unvested shall be immediately cancelled and forfeited for no consideration, effective as of the date of the Participant’s Termination of Service.

(e) Resignation by Participant. If a Participant’s Service is terminated due to Participant’s resignation, all unvested Awards shall be immediately forfeited and cancelled for no consideration, effective as of the date of the Participant’s Termination of Service. All vested Options and SARs shall remain outstanding and exercisable until the earlier of (i) the date that is ninety (90) days following the date of the Participant’s Termination of Service or until the

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Award’s normal expiration date, after which any unexercised Options and SARs shall immediately terminate.

(f) Any Other Termination of Service. If a Participant’s Service is terminated by the Company for any reason other than Participant’s death, Disability, Retirement, resignation or by the Company for Cause (or the Company or any of its Affiliates terminates the Service of the company or partnership of an individual Consultant),

(i) All Performance Awards for which the Performance Cycle has been completed and which are earned but unpaid as of the date of the Participant’s Termination of Service shall be paid at the same times as the Performance Award is paid to other Participants.

(ii) Except as provided under this Section 11(f), all Awards that are unvested shall be immediately forfeited and canceled for no consideration as of the date of the Participant’s Termination of Service, unless the Committee decides to accelerate the vesting of unvested Awards as it deems appropriate.

(iii) All vested Options and SARs shall remain outstanding and exercisable until the earlier of (i) the date that is ninety (90) days following the date of the Participant’s Termination of Service or until the Award’s normal expiration date, after which any unexercised Options and SARs shall immediately terminate.

(iv) The number of shares underlying awards of Restricted Stocks and Restricted Stock Units that are unvested as of the date of such termination will immediately vest in an amount equal to (i) the product obtained by multiplying (A) the total number of shares underlying the award by (B) a fraction, the numerator of which is the number of days in the period beginning on the Date of Grant and ending on the six-month anniversary of the date of such Termination of Service, and the denominator of which is the number of days in the period beginning on the Date of Grant and ending on the third anniversary of the Date of Grant, minus (ii) the number of shares underlying the award that had vested pursuant to the vesting schedule as of the date of termination. The portion of any award of Restricted Stocks and Restricted Stock Units that is unvested and does not vest after application of the preceding sentence will be immediately forfeited upon the effective date of such termination without any payment or consideration due by the Company or any Affiliate.

(v) The number of shares underlying Performance Awards that are outstanding as of the date of such termination will immediately become earned and vested in an amount equal to (i) the product obtained by multiplying (A) the total number of shares underlying the Performance Awards by (B) a fraction, the numerator of which is the number of days in the period beginning on the Date of Grant and ending on the six-month anniversary of the date of such Termination of Service, and the denominator of which is the number of days in the period beginning on the Date of Grant and ending on the third anniversary of the Date of Grant, minus (ii) the number of shares underlying the Performance Awards that had vested pursuant to the vesting schedule as of the date of termination, and (iii) the assessment of the Company’s performance for the period beginning on the Grand Date and ending on the date of such termination. The Portion of any Performance Awards that do not vest after application of

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the preceding sentence will be immediately forfeited upon the effective date of such termination without any payment or consideration due by the Company or any Affiliate.

(g) Deferred Share Units and Elective DSUs. Notwithstanding anything in this Section 11 to the contrary, the time of payment or settlement of any amounts under a Participants Deferred Share Unit Account or Elective DSU Account in respect of Deferred Share Units or Elective DSUs, as applicable, shall at all times be made in accordance with Section 9(d).

SECTION 12. CHANGE IN CONTROL

(a) Change in Control. Unless otherwise determined by the Committee in an Award Agreement or otherwise, in the event of a Change in Control,

(i) the Committee may, without the consent of any Participant, but need not, take such steps as are necessary or desirable to cause the conversion or exchange of any outstanding Awards into or for, rights or other securities of substantially equivalent value (or greater value), as determined by the Board in its discretion, having due regard for the qualification of incentive stock options under Section 422, the requirements of Section 409A and the performance-based compensation rule of Section 162(m), where applicable, in any entity participating in or resulting from a Change in Control (each, an “Alternative Award”).

(ii) if no Alternative Awards are available, the Committee may, without the consent of any Participant, but need not, provide that, immediately prior to the consummation of the transaction constituting the Change in Control,

(A) all unvested Service Awards shall vest;

(B) each outstanding Performance Award with a Performance Cycle in progress at the time of the Change in Control shall be deemed to be earned and become vested and payable in an amount equal to the product of (x) such Participant’s target award opportunity with respect to such Award for the Performance Cycle in question and (y) the percentage of the Performance Cycle that has been completed), and all other Performance Share Units and other Performance Awards shall lapse and be canceled and forfeited for no consideration upon consummation of the Change in Control;

(C) all Restricted Stock, Restricted Stock Units, Performance Awards and other stock-based Awards, other than Deferred Share Units and Elective DSUs, that are to be settled in newly-issued shares of Stock and are vested (by virtue of this Section 12(a) or otherwise) shall be issued or released to the Participant holding such Award; and

(D) except as provided in Section 12(a)(ii)(C), for all Awards (other than Deferred Share Units and Elective DSUs) that are then vested (by virtue of this Section 12(a) or otherwise), the Participant shall be entitled to a cash payment equal to the product of (1)(x) in the case of Options and SARs, the excess, if any, of the Fair Market Value of a share of Stock paid on the day the Change in Control Transaction occurs over the exercise price for such Option or SAR or (y) in the case of all other vested Awards, the Fair Market Value of a share of Stock on the day the Change in Control Transaction occurs, the per-share consideration generally payable to shareholders

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in the Change in Control Transaction occurs, multiplied by (2) the aggregate number of shares of Stock covered by such Award; and if the exercise or purchase price (or base value) of an Option or SAR is equal to or greater than the Fair Market Value of a share of Stock on the day the Change in Control Transaction occurs, the Option or SAR shall be cancelled with no payment due hereunder.

(b) Termination of Service other than for Cause within 12 Months Following a Change in Control. Unless otherwise determined by the Committee at or after the time of grant, any Participant whose Service is terminated by his or her Employer for any reason other than for Cause within twelve (12) months following the consummation of a Change in Control, then with respect to all Awards granted to the Participant prior to the date of the consummation of the Change in Control which were still outstanding at the time such Termination of Service (A) all such Awards which are unvested Service Awards shall vest and to the extent exercisable shall remain exercisable until the earlier of the one-year anniversary of such Termination of Service or until the Award’s normal expiration date; and (B) each such Award which is a Performance Award with a Performance Cycle in progress at the time of the Termination of Service shall be deemed to be earned and shall become vested and payable in an amount equal to such Participant’s target award opportunity with respect to such Award for the Performance Cycle in question, and settlement of all such Awards shall occur no later than 30 days after the date of the Termination of Service.

(c) Committee Discretion. Notwithstanding anything in this Section 12 to the contrary, except as otherwise provided in an Award Agreement, if the Committee as constituted immediately prior to the Change in Control determines in its sole discretion, then any or all Awards (other than Deferred Share Units and Elective DSUs) may be canceled in exchange for a cash payment equal to (x)(A) in the case of Option and SAR Awards that are vested (as provided in Section 12(a) or otherwise), the excess, if any, of price per share of Stock in the Change in Control Transaction over the exercise price for such Option or SAR and (B) in the case of all other Awards that are vested (as provided in Section 12(a) or otherwise), the price per share of Stock in the Change in Control Transaction (with each outstanding Performance Award with a Performance Cycle in progress at the time of the Change in Control being deemed to have met its Performance Goals at the Participant’s target award opportunity with respect to such Award for the Performance Cycle in question), multiplied by (y) the aggregate number of shares of Stock covered by such Award; and if the exercise or purchase price (or base value) of an Option or SAR is equal to or greater than the tprice per share of Stock in the Change in Control Transaction, the Option or SAR shall be cancelled with no payment due hereunder. The Committee may, in its sole discretion, accelerate the exercisability or vesting or lapse of any Restriction Period with respect to all or any portion of any outstanding Award immediately prior to the consummation of the transaction constituting the Change in Control. For purposes of this Section 12(c), if the consideration in the Change of Control Transaction includes non-cash consideration, the fair market value of such non-cash consideration shall be determined by the Committee.

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SECTION 13. EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN

(a) The Plan shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 13, until the tenth anniversary of the Effective Date. The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that, except as otherwise expressly provided in the Plan, the Board or the Committee may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Committee expressly reserved the right to do so at the time the Award was granted. Stockholder approval shall not be required for any amendment or modification to the Plan except as set out in Section 13(b).

(b) The approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company shall be required for any amendment or modification to the Plan which (i) except as otherwise expressly provided in Section 4(e), increases the number of shares of Stock subject to the Plan or the individual Award limitations specified in Section 4(c), (ii) modifies the class of persons eligible for participation in the Plan (iii) allows Options to be issued with an exercise price below Fair Market Value on the date of grant (iv) extends the term of any Award granted under the Plan beyond its original expiration date (v) permits an Award to be exercisable beyond 10 years from its Date of Grant (except where an Expiry Date would have fallen within a blackout period of the Company), (vi) permits Awards to be transferred other than for normal estate settlement purposes; or (vii) deletes or reduces the range of amendments which require approval of the holders of voting shares of the Company under this Section 13, or otherwise required by law.

SECTION 14. GENERAL PROVISIONS

(a) Legal Conditions to the Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, and of Regulation 45-106 respecting Prospectus Exemptions (Quebec), as amended, or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Committee determines that Stock certificates will be issued to Participants under the Plan, the Committee may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

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(b) Withholding. The delivery, vesting (including the lapsing of an applicable Restriction Period), and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under the Plan as may be necessary, in the opinion of the Employer, to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Stock, the Participant shall be required to pay to the Employer the amount of any taxes required to be withheld with respect to such Stock or, the Committee in its discretion may provide that, in lieu thereof, the Employer shall have the right to retain shares of Stock otherwise deliverable under the Award or the Participant shall have the right to tender previously- acquired shares of Stock not subject to any restrictions, in either case, having a Fair Market Value equal to the amount required to be withheld (but not in excess of the minimum withholding required by law).

(c) Non-transferability of Awards. Except as provided herein or in an Award Agreement, no Award may be sold, assigned, transferred, pledged or otherwise encumbered except by will or the laws of succession or of descent and distribution or, in the case of awards other than Incentive Stock Options, to a Permitted Assign except for Awards subject to 409A if transfer to a Permitted Assign would be prohibited by Section 409A. No amendment to the Plan or to any Award shall permit transfers other than in accordance with the preceding sentence. Any attempt by a Participant to sell, assign, transfer, pledge or encumber an Award without complying with the provisions of the Plan shall be void and of no effect. Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or his or her estate or, if applicable (in the case of awards other than the Incentive Stock Options), his or her Permitted Assign(s). The rights of a Permitted Assign shall be limited to the rights conveyed to such Permitted Assign, who shall be subject to and bound by the terms of the Plan, the applicable Award Agreement and any other applicable agreement or agreements between the Participant and the Company and/or any of its Affiliates. In the event of a transfer of an Award to a Permitted Assign, the provisions of Section 11 shall apply to the Award as if the Award was held by the original Participant rather than their Permitted Assign. In the event of the death of the Permitted Assign, the Award shall be automatically transferred to the Participant who effected the transfer of the Award to the deceased Permitted Assign. If any Participant has transferred Awards to a corporation pursuant to this Section 14(c), such Awards will terminate and be of no further force or effect if at any time the transferor should cease to own all of the issued shares of such corporation.

(d) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees, in cash or property, in a manner which is not expressly authorized under the Plan.

(e) No Right to Employment or Service. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the

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right to be retained in the employ or service of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Committee. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company. The Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. By accepting or being deemed to have accepted an Award, a Participant will be deemed to have agreed to the terms of the Plan and any applicable Award Agreement, including, without limitation, this Section 14(e). The loss of existing or potential profit in Awards will not constitute an element of damages in the event of a Termination of Service for any reason, even if such termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(f) Privacy. Each Participant shall provide the Company with all information (including personal information) required by the Company in order to administer to the Plan. Each Participant acknowledges that information required by the Company in order to administer the Plan may be disclosed to any custodian appointed in respect of the Plan and other third parties, and may be disclosed to such persons (including persons located in jurisdictions other than the Participant’s jurisdiction of residence), in connection with the administration of the Plan. To the extent permitted by law, each Participant consents to such disclosure and authorizes the Company to make such disclosure on the Participant’s behalf.

(g) Conflict. In the event of any conflict between the provisions of this Plan and an Award Agreement, the provisions of this Plan shall govern.

(h) Participation. The participation of any Participant in the Plan is entirely voluntary and not obligatory.

(i) No Rights as Shareholder. Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Assigns or Participant’s estate Beneficiary shall have any rights as a shareholder with respect to any shares of Stock underlying an Award except as to shares actually issued.

(j) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Committee so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such

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award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Committee) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(k) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware (without reference to the principles of conflicts of law) and for Canadian Taxpayers, with the laws of the Province of Quebec and Canadian Federal laws applicable.

(l) Jurisdiction. By accepting an Award, each Participant will be deemed to (i) have submitted irrevocably and unconditionally to the jurisdiction of the courts of the Province of Quebec, judicial district of Montreal, for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) have agreed not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the courts of the Province of Quebec, judicial district of Montreal; and (iii) have waived, and agreed not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

(m) Deferrals. Subject to the requirements of Section 409A to the extent applicable, the Committee may postpone the exercising of Awards, the issuance or delivery of Stock under, or the payment of cash in respect of, any Award or any action permitted under the Plan, upon such terms and conditions as the Committee may establish from time to time. Subject to the requirements of Section 409A to the extent applicable, a Participant may electively defer receipt of the shares of Stock or cash otherwise payable in respect of any Award (including, without limitation, any shares of Stock issuable upon the exercise of an Option other than an Incentive Stock Option) upon such terms and conditions as the Committee may establish from time to time.

(n) 409A Compliance.

(i) Each Award Agreement will contain such terms as the Committee determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Board may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of Award, if the Board determines, in its sole discretion, that such amendment, modification or termination is necessary or advisable to comply with applicable U.S. or Canadian law as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A.

(ii) If a Participant is deemed on the date of the Participant’s Termination of Service to be a “specified employee” within the meaning of that term under Section

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409A(a)(2)(B), then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment shall be made or provided at the date which is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” and (b) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 14(o) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) shall be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award shall be paid in accordance with the normal payment dates specified for them in the applicable Award Agreement.

(iii) For purposes of Code Section 409A, each payment made under this Plan shall be treated as a separate payment.

(iv) With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code.

(o) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Committee, nor any person acting on behalf of the Company, any Affiliate, or the Committee, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

(p) No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(q) No Constraint on Corporate Action. Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, or any of its Affiliates, to take any action which such entity deems to be necessary or appropriate.

(r) Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

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(s) No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of an Award of an Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award. The Company, its Subsidiaries and the Committee have no obligation to inform a Participant of the date on which any Award lapses except in the Award Agreement.

(t) Furnishing Information. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary when eligibility or entitlement to any compensation or benefit based on any matter relating to the Disability of the Participant is at issue.

(u) Right of Offset. Subject to applicable law, the Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile, or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

(v) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

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